AMERICAN ITALIAN PASTA COMPANY

--------------------------------------------------------------------------------
                                                                           NEWS
                                                                         RELEASE

Contact:
Serri Helm
Director of Investor Relations
816/584-5235
shelm@aipc.com

FOR IMMEDIATE RELEASE

                  AMERICAN ITALIAN PASTA COMPANY REPORTS RECORD
                 FIRST QUARTER RESULTS; ANNOUNCES ACQUISITION OF
                        GOLDEN GRAIN/MISSION PASTA BRAND

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o    Record first quarter revenues of $107.0 million, up 16.3% on 20% volume growth
o    Quarterly EPS (diluted) of $0.54 before acquisition and plant start-up charges, up 12.5% over last year
o    Increase in EPS guidance for fiscal 2003
o    Record operating cash flow of $25.7 million, up 78% from prior year
o    Strategic acquisition of the Golden Grain/Mission pasta brand from PepsiCo this month, giving the Company a leading market share in five major markets in the Northwest United States

KANSAS CITY, MO, January 29, 2003 --- American Italian Pasta Company (NYSE:PLB)
today announced record results for the first fiscal quarter 2003, which ended
January 3, 2003.

Revenues increased 16.3% to $107.0 million on volume growth of 20% led by double-digit volume and revenue growth in both the Retail and Institutional businesses. Excluding acquisition and plant start-up charges of $0.05 per share in the first fiscal quarter of 2003, diluted earnings per share increased 12.5%
to $0.54, versus last year's $0.48. Operating cash flow of $25.7 million was up
78% over the prior year quarter, and exceeded capital expenditures by $10.3 million.

The Company stated that these record results were achieved even with a smaller contribution in the current quarter from the "Continued Dumping and Subsidy
Offset Act of 2000". The current quarter EPS included approximately $0.02 per share, compared to approximately $0.03 a year ago. Consistent with the accounting treatment in the prior year, the $2.4 million receipt will be

AIPC
January 29, 2003

recognized as Retail revenue, ratably over the fiscal year or $0.6 million per quarter (approximately 0.5% of current period revenues).

Institutional revenues, consisting primarily of the Food Service and Ingredient businesses, were up 22% on unit volume growth of 22%. Retail revenues, consisting of private label, branded, branded outsourcing, and club businesses, were up 15% on unit volume growth of 19%. As expected, Retail revenue growth lagged volume growth slightly due primarily to changes in sales mix. Revenue growth is expected to outpace volume growth for the rest of fiscal 2003 due to the revenue impact of higher durum wheat cost related price increases.

"The first quarter results represent an exceptional start to fiscal 2003, especially when considering the impacts of the significant and rapid increase in durum wheat costs and the inevitable time lag required to implement the related price increases with our customers," said Tim Webster, President and Chief
Executive Officer. "We are particularly pleased with the 19% volume growth in our Retail businesses. This growth, driven by organic gains in our branded, private label, private label imports, and club volumes, demonstrates the benefit of our successful `New Balance Pasta Strategy' - that is, AIPC providing the total pasta solution to our retail customers. The 22% volume and revenue growth in our institutional businesses included the expected ramp-up in volumes with
General Mills under our long-term supply agreement and strong growth with other
Ingredient and Food Service customers. The quarter included 14 weeks versus 13 weeks in 2002. Excluding the impacts of the holiday-shortened extra week and recent acquisitions, the quarter still reflected strong double-digit volume and revenue growth."

The Company also made great progress in extending its durum wheat purchase coverage and implementing price increases through durum wheat cost pass-through agreements with customers. The Company estimates over 90% of fiscal 2003 durum requirements are now covered without future exposure to potential duties on
Canadian durum and their general negative impact on durum prices. Additionally,
AIPC implemented price increases or reductions in branded trade price promotion programs to cover the rapid increase in durum costs that occurred during late fiscal 2002. Higher raw material costs during the first quarter caused a reduction of gross profits that will be recovered through the price increases going forward. Nevertheless, driven by the revenue increases, total gross profits exceeded last year's by 2.2%. The Company estimates it will incur an approximate $1.0 million cost premium versus the original business plan or a
$0.04 EPS impact to substantially remove any fiscal 2003 durum wheat cost risk related to potential duties on Canadian durum and the expected general inflationary impact on other North American durum markets.

Mr. Webster continued, "There were also a number of operating highlights during the quarter. All of our plants ran very well, and the new Arizona facility is on schedule and on budget, with full commissioning scheduled for completion in the second quarter. We are also pleased with our strong cash flow performance for the quarter, generating almost $26 million in operating cash flow. This result significantly exceeded our capital requirements despite spending on our new manufacturing facility in Tolleson, Arizona. Financially, it was a better-than-expected first quarter, particularly considering that profits were negatively impacted by higher durum costs that could not be fully passed through to customers in the quarter."

                                     -more-

AIPC
January 29, 2003

The Company also announced that it has signed an agreement to acquire the Golden
Grain/Mission pasta brand from PepsiCo this week for approximately $43 million plus inventory. AIPC already produces over half of the Golden Grain/Mission pasta volumes in a production outsourcing arrangement with PepsiCo. The remainder of the volume will be fully transitioned into AIPC's manufacturing and distribution network during the third fiscal quarter. No production assets will be purchased. Golden Grain/Mission is the leading brand in the Northwest, with the #1 market position and market shares over 25% in five key markets - San
Francisco, Spokane, Seattle, Portland, and Sacramento, with virtually no market overlap with AIPC's existing brands.

"The acquisition of the Golden Grain/Mission brand is a strategic move for
AIPC," said Webster. "We will purchase this asset at a multiple of synergy adjusted EBITDA that is consistent with our earlier brand acquisitions. The acquisition also provides permanence to the revenues and profits we earned from the Golden Grain/Mission outsourcing agreement. With the expiration of the agreement less than a year away, this was a tremendous opportunity to provide long-term certainty for those results. Moreover, the purchase of the Golden
Grain/Mission brand provides profitable volume for AIPC's new Arizona facility and increases our coverage of key national customers, such as Safeway. This is one of the largest remaining independent pasta brands and is a perfect fit with the Company's existing branded geography. As we continue the implementation of our New Balance Pasta Strategy, having national branded coverage with our various strong regional brands for our key national retail customers is essential to providing a complete product offering and comprehensive national marketing programs."

Mr. Webster continued, "I'm also very pleased to announce that Horst Schroeder,
Chairman of our Board of Directors, has extended his employment agreement with the Company through fiscal 2006, ensuring continuity of our joint leadership of
AIPC which now spans over a decade of creating unique market strategies and delivering industry leading profitable growth."

The Company increased its previous 2003 EPS guidance range to $2.50 to $2.60 per share, excluding acquisition and plant start-up charges, and increased full-year revenue guidance to a range between $440 million and $465 million. This updated guidance represents 2003 EPS growth of 13% to 18% over 2002 EPS of $2.21, and revenue growth of 15% to 22% over 2002 revenues.

Mr. Webster said, "While the update to our guidance is a net increase in expected EPS, it results from a combination of the reduction in risk associated with durum wheat costs and pasta pricing, the higher revenue expectations given the Golden Grain/Mission brand acquisition, and our durum wheat related price increases. We expect Golden Grain/Mission to contribute $0.05-$0.10 in additional EPS in 2003, to be partially offset by the $0.04 durum cost premium discussed above."

The Company also noted that it expects to incur charges related to the acquisition of Golden Grain/Mission in its second fiscal quarter in a range of
5-7% of the brand's acquisition cost.

The Company announced that as of today's date it had repurchased 366,398 shares of the Company's stock at an average share price of $33.07 as authorized by
AIPC's Board of Directors in October, 2002.

                                     -more-

AIPC
January 29, 2003

Horst W. Schroeder, Chairman of the Board, said, "AIPC achieved excellent results in the first quarter of 2003, successfully executing our profitable growth strategy. We made a strong entry into the Western U.S. market with our new Arizona facility and the acquisition of the Golden Grain/Mission brand is an exciting next step. We continue to see the potential for some smaller acquisitions which would also be accretive. Also, the competitive landscape continues to offer growth opportunities with certain competitors having financial problems, difficulty meeting customer demand and attempting to regain lost profitability through higher pricing strategies. After receiving the $2.4 million subsidy offset payment, extending our durum coverage, implementing our pass-throughs and securing the Golden Grain/Mission acquisition, we are confident our fiscal 2003 financial objectives can be met."

Conference Call and Webcast
AIPC will conduct a conference call today at 10:00 a.m. Eastern Time that will be webcast live at www.aipc.com. A webcast replay will be made available shortly after the call and will be available for 30 days.

Founded in 1988 and based in Kansas City, Missouri, American Italian Pasta
Company is the largest- and the fastest-growing producer and marketer of dry pasta in North America. The Company has five plants that are strategically located in Excelsior Springs, Missouri, Columbia, South Carolina, Kenosha,
Wisconsin, Tolleson, Arizona, and Verolanuova, Italy. The Company has
approximately 630 employees located in the United States and Italy.

The statements by the Company contained in this release regarding revenue and volume growth, estimated earnings for 2003, the commissioning of the Tolleson manufacturing plant, durum wheat costs and price pass-throughs, future results of the Golden Grain/Mission brand business and related costs and synergies, and expectations of performance over the balance of the year are forward-looking and based on current expectations. Actual future results could differ materially from those anticipated by such forward-looking statements. The differences could be caused by a number of factors, including, but not limited to, our dependence on a limited number of customers for a substantial portion of our revenue, our ability to manage rapid growth, our ability to obtain necessary raw materials and minimize fluctuations in raw material prices, the impact of the highly competitive environment in which we operate, reliance exclusively on a single product category, our limited experience in the branded retail pasta business, our ability to attract and retain key personnel, our ability to cost-effectively transport our products and the significant risks inherent in our recent international expansion. For additional discussion of the principal factors that could cause actual results to be materially different, refer to our Annual
Report on Form 10-K dated December 20, 2002, filed by the Company with the
Securities and Exchange Commission, any amendments thereto and other matters disclosed in the Company's other public filings. The Company will not update any forward-looking statements in this press release to reflect future events.

                                     -more-

AIPC
January 29, 2003

                                                  AMERICAN ITALIAN PASTA COMPANY
                                                 Consolidated Statements of Income
                                             (in thousands, except per share amounts)

                                                                       Three Months      Three Months
                                                                          Ended              Ended
                                                                    December 31, 2002  December 31, 2001 % Change
                                                                    ------------------ -----------------
Revenues
    Retail                                                                   $81,250       $70,830         14.7%
    Institutional                                                             25,786        21,173         21.8%
                                                                    ------------------ -----------------
                                                                             107,036        92,003         16.3%

Cost of goods sold                                                            73,459        59,159         24.2%
                                                                    ------------------ -----------------
Gross profit                                                                  33,577        32,844          2.2%

                                                                               31.4%         35.7%

Selling and marketing expense                                                 13,593        13,796         -1.5%
General and administrative expense                                             2,812         2,977         -5.5%
Provision for acquisition and plant start-up expenses                          1,428            --           N/A
                                                                    ------------------ -----------------
Operating profit                                                              15,744        16,071         -2.0%

                                                                               14.7%         17.5%

Interest expense, net                                                          2,427         2,556         -5.0%
                                                                    ------------------ -----------------
Income before income tax expense                                              13,317        13,515         -1.5%
Income tax provision                                                           4,394         4,663         -5.8%
                                                                    ------------------ -----------------
Net income                                                                    $8,923        $8,852          0.8%
                                                                    ================== =================

                                                                                8.3%          9.6%
Basic Earnings Per Common Share:
    Net income per common share before non-recurring
         provision for acquisition and plant start-up expenses                 $0.55         $0.50         10.0%

    Provision for acquisition and plant start-up expenses,
     net of tax                                                                (0.05)           --           N/A
                                                                    ------------------ -----------------

    Net income per common share                                                $0.50         $0.50          0.0%
                                                                    ================== =================

    Weighted average common shares outstanding                                17,831        17,689
                                                                    ================== =================

Diluted Earnings Per Common Share:
    Net income per common share before non-recurring
         provision for acquisition and plant start-up expenses                 $0.54         $0.48         12.5%

    Provision for acquisition and plant start-up expenses,
     net of tax                                                                (0.05)           --           N/A
                                                                    ------------------ -----------------

                                     -more-

AIPC
January 29, 2003

    Net income per common share                                                $0.49         $0.48          2.1%
                                                                    ================== =================

    Weighted average common shares outstanding                                18,397        18,554
                                                                    ================== =================

                                     -more-

AIPC
January 29, 2003

                                                  AMERICAN ITALIAN PASTA COMPANY
                                                    Consolidated Balance Sheet
                                             (in thousands, except per share amounts)

                                                                             December 31,         September 30,
                                                                                 2002                  2002
                                                                         ---------------------- -------------------
Assets
Current assets:
    Cash and temporary investments                                               $3,989              $8,247
    Trade and other receivables                                                  43,467              46,463
    Prepaid expenses and deposits                                                12,500              11,282
    Inventory                                                                    54,181              49,720
    Deferred income taxes                                                         2,778               2,420
                                                                         ---------------------- -------------------
Total current assets                                                            116,915             118,132
Property, plant and equipment:
    Land and improvements                                                        11,184              11,061
    Buildings                                                                   112,117             111,041
    Plant and mill equipment                                                    313,104             312,092
    Furniture, fixtures and equipment                                            15,552              15,509
                                                                         ---------------------- -------------------
                                                                                451,957             449,703
    Accumulated depreciation                                                   (105,206)            (99,607)
                                                                         ---------------------- -------------------
                                                                                346,751             350,096
    Construction in progress                                                     61,884              45,844
                                                                         ---------------------- -------------------
Total property, plant and equipment                                             408,635             395,940
Other assets                                                                    137,380             126,537
                                                                         ---------------------- -------------------
Total assets                                                                   $662,930            $640,609
                                                                         ====================== ===================

Liabilities and stockholders' equity

Current liabilities:
    Accounts payable                                                            $29,262             $21,320
    Accrued expenses                                                             16,631              11,359
    Income tax payable                                                            1,075               1,585
    Current maturities of long-term debt                                          4,535               4,279
                                                                         ---------------------- -------------------
Total current liabilities                                                        51,503              38,543
Long-term debt                                                                  265,033             258,193
Deferred income taxes                                                            50,190              46,767
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $.001 par value: Authorized shares - 10,000,000                 --                  --
    Class A common stock, $.001 par value: Authorized shares - 75,000,000            20                  20
    Class B common stock, $.001 par value: Authorized shares - 25,000,000            --                  --
    Additional paid-in capital                                                  213,548             213,671
    Treasury stock                                                              (45,027)            (34,394)
     Unearned compensation                                                         (638)               (940)
    Retained earnings                                                           130,785             121,862
    Accumulated other comprehensive loss                                         (2,484)             (3,113)
                                                                         ---------------------- -------------------
Total stockholders' equity                                                      296,204             297,106
                                                                         ---------------------- -------------------
Total liabilities and stockholders' equity                                     $662,930            $640,609
                                                                         ====================== ===================

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